UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2022, Plug Power Inc. (the “Company”) and Amazon.com, Inc. (“Amazon”) entered into a Transaction Agreement (the “Transaction Agreement”), under which the Company concurrently issued to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon, a warrant (the “Warrant”) to acquire up to 16,000,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain vesting events described below. The Company and Amazon entered into the Transaction Agreement in connection with a concurrent commercial arrangement under which Amazon agreed to purchase hydrogen fuel from the Company.

Warrant

1,000,000 of the Warrant Shares vested immediately upon issuance of the Warrant. 15,000,00 of the Warrant Shares will vest in multiple tranches over the 7-year term of the Warrant based on payments made to the Company directly by Amazon or its affiliates, or indirectly through third parties, with 15,000,000 of the Warrant Shares fully vesting if Amazon-related payments of $2.1 billion are made in the aggregate. The exercise price for the first 9,000,000 Warrant Shares is $22.9841 per share. The exercise price for the remaining 7,000,000 Warrant Shares will be an amount per share equal to 90% of the 30-day volume weighted average share price of the Common Stock as of the final vesting event that results in full vesting of the first 9,000,000 Warrant Shares. The Warrant is exercisable through August 24, 2029.

Upon the consummation of certain change of control transactions (as defined in the Warrant) prior to the vesting of at least 60% of the aggregate Warrant Shares, the Warrant will automatically vest and become exercisable with respect to an additional number of Warrant Shares such that 60% of the aggregate Warrant Shares shall have vested. If a change of control transaction is consummated after the vesting of at least 60% of the aggregate Warrant Shares, then no acceleration of vesting will occur with respect to any of the unvested Warrant Shares as a result of the transaction. The exercise price and the Warrant Shares issuable upon exercise of the Warrant are subject to customary antidilution adjustments. The Warrant and the Transaction Agreement are subject to the full terms and conditions set forth in each.

Transaction Agreement

The Transaction Agreement includes certain provisions relating to customary registration rights, representations and warranties and covenants of the Company and Amazon, and certain restrictions on Amazon’s ability to transfer the Warrant and the Warrant Shares.  The registration rights and transfer restrictions also apply to the Warrant (and underlying shares) issued by the Company to Amazon on April 4, 2017.

The Warrant and of the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The foregoing summaries of the Warrant and the Transaction Agreement are qualified in their entirety by reference to the Warrant and the Transaction Agreement, filed as Exhibit 4.1 and Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release with respect to the transactions describe above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K are not deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1*	Warrant to Purchase Common Stock, issued August 24, 2022, between Plug Power Inc. and Amazon.com NV Investment Holdings LLC.
10.1*	Transaction Agreement, dated as of August 24, 2022, between Plug Power Inc. and Amazon.com, Inc.
99.1	Press release dated August 25, 2022.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: August 25, 2022	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer